                                                                    Exhibit 3.33

                  NATIONAL COMPANIES AND SECURITIES COMMISSION

                            Companies (Victoria) Code

                               Sub-section 72 (9)

Registered No.: C- 284180-N

                          CERTIFICATE OF INCORPORATION
                          ON CHANGE OF NAME OF COMPANY

This is to certify that

TWENTY SECOND LAWGAM SHELF PTY. LTD.

which was on the 23rd October, 1984 incorporated

under the Companies (Victoria) Code as a proprietary company, on the

21st March, 1985 changed its name to

DATAKEY ALCATEL PTY. LTD.

and that the company is a proprietary company, and is a company limited by shares.

Given under the seal of the National Companies and Securities Commission at Melbourne on this 21st day of March 1985

[signature illegible]

A person  authorised by the Commissioner for Corporate
Affairs for the State of Victoria Delegate of the National
Companies and Securities Commission.

                  NATIONAL COMPANIES AND SECURITIES COMMISSION

                            Companies (Victoria) Code

                               Sub-section 72 (9)

Registered No.: C- 234180-N

                          CERTIFICATE OF INCORPORATION
                          ON CHANGE OF NAME OF COMPANY

This is to certify that

TWENTY SECOND LAWGAM SHELF PTY. LTD.

which was on the 23rd October, 1984 incorporated

under the Companies (Victoria) Code as a proprietary company, on the

21st March, 1985 changed its name to

DATAKEY ALCATEL PTY. LTD.

and that the company is a proprietary company, and is a company limited by shares.

Given under the seal of the National Companies and Securities Commission at Melbourne on this

21st day of March 1985

[signature illegible]

A person  authorised by the Commissioner for Corporate
Affairs for the State of Victoria Delegate of the National
Companies and Securities Commission.

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